UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 22, 2015

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34620	04-3404176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Binney Street

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, including Zip Code)

(617) 621-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Additional Notes

On June 22, 2015, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”),  notified Ironwood Pharmaceuticals, Inc. (the “Company”) of their election to purchase approximately $35.7 million aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2022 (the “Additional Notes”), pursuant to the over-allotment option to purchase Additional Notes granted by the Company to the Initial Purchasers under the terms of that certain purchase agreement, dated as of June 9, 2015.  The Additional Notes have the same terms, and were issued on June 25, 2015 under the same indenture with U.S. Bank National Association, as trustee, as the Company’s 2.25% Convertible Senior Notes due 2022 issued on June 15, 2015, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2015 (the “Notes Form 8-K”).  The information set forth in the Notes Form 8-K is incorporated herein by reference.

Additional Convertible Note Hedge and Warrant Transactions

In connection with the offering of the Additional Notes, on June 22, 2015, the Company entered into additional convertible note hedge transactions with JPMorgan Chase Bank, National Association, London Branch and Credit Suisse Capital LLC (the “Option Counterparties”) on the same terms as the convertible note hedge transactions described in the Notes Form 8-K. On June 22, 2015, the Company also entered into additional warrant transactions in which it sold warrants to the Option Counterparties, which are initially exercisable into 2,153,395 shares of the Company’s Class A common stock, subject to customary anti-dilution adjustments. The terms of the additional warrant transactions are the same as the terms of the warrant transactions described in the Notes Form 8-K. The Company paid the Option Counterparties approximately $9.8 million for the additional convertible note hedge transactions and received approximately $7.5 million from the Option Counterparties for the additional warrants, resulting in a net cost to the Company of approximately $2.3 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Additional Notes” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Additional Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by such Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  The Company offered and sold the additional warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Additional Notes, the additional warrants, and the underlying shares of Class A common stock have not been registered under the Securities Act and cannot be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD PHARMACEUTICALS, INC.

By:	/s/ Thomas Graney
Name:	Thomas Graney
Title:	Chief Financial Officer & Senior Vice President of Finance and Corporate Strategy

Date: June 25, 2015